FOR FURTHER INFORMATION:	RE: Heartland Financial USA, Inc.

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit	Rose Tucker
Chief Financial Officer	General Inquiries	Analysts/Investors
(563) 589-1994	(312) 640-6757	(310) 407-6522
jschmidt@ dubuquebank.com	jwilhoit@ financialrelationsboard.com	rtucker@ financialrelationsboard.com

FRIDAY, APRIL 23, 2004

HEARTLAND FINANCIAL USA, INC. CFO JOHN SCHMIDT TO ASSUME COO DUTIES

Dubuque, Iowa, April 23, 2004—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) announced today that its Board of Directors has appointed current chief financial officer and executive vice president John K. Schmidt to the additional post of chief operating officer, effective immediately.

Schmidt also serves as a member of Heartland’s Board of Directors, and is currently president and chief executive officer of Dubuque Bank and Trust, the company’s flagship bank. Schmidt will be leaving his position at Dubuque Bank and Trust to focus on his new duties as COO. A successor at Dubuque Bank and Trust is expected to be named shortly.

“Heartland’s strong growth and aggressive geographic expansion has made it necessary to bring additional executive management resources to the holding company,” said Lynn B. Fuller, chairman, president and chief executive officer. “Fortunately, John ’s expertise and thorough understanding of our operations make him uniquely qualified to serve as the steward of our growth initiatives. John’s contributions have been instrumental on our two most recent proposed transactions; the acquisition of Rocky Mountain Bancorporation Inc. in Montana to close in June, and the Wealth Management Group of Colonial Trust Company to close during the third quarter. Upon these closings, Heartland’s total assets will approach $2.5 billion and trust assets under management will grow to nearly $1.0 billion.”

Schmidt will join Lynn S. Fuller and Lynn B. Fuller in sharing the vice chairmanship of Dubuque Bank & Trust. Additionally, Schmidt will replace Lynn B. Fuller as vice chairman at three of Heartland’s other member banks: Galena State Bank, Riverside Community Bank, and First Community Bank.

“I look forward to playing a broader role in carrying out Heartland’s growth goals,” said Schmidt. “I am committed to Heartland’s community banking strategy, and I look forward to the opportunity to work more closely with our member banks.”

About Heartland Financial USA:
Heartland is a $2.0 billion financial services company with seven banks in Iowa, Illinois, Wisconsin, New Mexico and Arizona:

Dubuque Bank and Trust Company, with eight offices in Dubuque, Epworth, Farley and Holy Cross, Iowa
Galena State Bank and Trust Company, with three offices in Galena and Stockton, Illinois
First Community Bank, with three offices in Keokuk, Iowa and Carthage, Illinois
Riverside Community Bank, with three offices in Rockford, Illinois
Wisconsin Community Bank, with seven offices in Cottage Grove, Fitchburg, Green Bay, Middleton, Monroe Sheboygan, Wisconsin and Minneapolis, Minnesota
New Mexico Bank & Trust, with twelve offices in Albuquerque, Clovis, Santa Fe, Melrose, and Portales, New Mexico
Arizona Bank & Trust, with one office in Mesa, Arizona and a second office scheduled to open in May 2004 in Chandler, Arizona

Other subsidiaries include:

ULTEA, Inc., a fleet management company with offices in Madison and Milwaukee, Wisconsin; Chicago, Illinois and Minnetonka, Minnesota
Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
HTLF Capital Corp., an investment banking firm with offices in Denver, Colorado and Blue Springs, Missouri

Heartland’s shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of Heartland and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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